UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 16, 2026

flyExclusive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)

252-208-7715

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

As previously reported, on January 26, 2024, FlyExclusive Jet Share, LLC (the “Borrower”), a wholly-owned indirect subsidiary of flyExclusive, Inc. (“flyExclusive,” and together with LGM Enterprises, LLC as guarantors; in such capacity, the “Parent Guarantors”), entered into a Senior Secured Note (the “Senior Secured Note”) with ETG FE LLC (the “Noteholder”), Kroll Agency Services, Limited, as administrative agent (the “Administrative Agent”), and Kroll Trustee Services, Limited, as collateral agent (the “Collateral Agent”). The Senior Secured Note covers borrowings of an initial aggregate principal amount of approximately $25.8 million, up to $25.0 million of which was to finance the purchase or refinancing of aircraft relating to flyExclusive’s fractional ownership program.

On February 16, 2026, the parties to the Senior Secured Note executed the First Amendment to the Senior Secured Note, effective as of January 26, 2026 (the “Amendment”), which, among other things, extended the Maturity Date to January 26, 2028.

The Amendment also revised the Applicable Rate of interest to mean either (i) a 15.00% annual rate for any period during which the Outstanding Principal Amount equals or exceeds $12,500,000, or (ii) a 13.00% annual rate for any period during which the Outstanding Principal Amount is less than $12,500,000.

Further, the Amendment eliminated the revolving Advance feature of the Senior Secured Note, provided for $26,542 of certain reimbursable expenses of the Initial Noteholders to be added to the Outstanding Principal amount of the Loans, and revised the amortization to require principal repayments in the amount of $2,400,000 in consecutive quarterly installments on the last day of each of March, June, September, and December, commencing on June 30, 2026.

The Amendment also added a $386,697.94 non-refundable fee payable by the Borrower to the Administrative Agent (the “Back End Fee”). The Back End Fee is payable on the earliest to occur of (i) Payment in Full, or (ii) the entirety of the Outstanding Principal Amount becoming due and payable, whether on the Maturity Date, by acceleration, or otherwise.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning as set forth in the Senior Secured Note, as amended by the Amendment.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1

First Amendment to Senior Secured Note, dated February 16, 2026, by and among FlyExclusive JetShare, LLC, LGM Enterprises LLC, flyExclusive, Inc., ETG FE LLC, Kroll Agency Services, Limited, and Kroll Trustee Services, Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2026

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman